UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Harley-Davidson, Inc.
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Harley-Davidson Employee Message
Team H-D
You may have seen some of the media circulating over the past week and I wanted to take this opportunity to communicate to you directly.
I know no other company that has a team of employees, dealers and customers that is so dedicated to sharing the joy of motorcycling with the world. The Harley-Davidson brand is one that is known and revered all around the world.
With that unique and privileged position comes attention, both good and bad. Many of the articles and comments that you may have seen focus on part of the story. What I want to tell you today is that combined, the Board and executive leadership team, are unified and will always fight with integrity to do what is in the best interest of the Company, its shareholders and all its stakeholders.
It is likely that there will continue to be opinions voiced about the Company in the coming weeks – we will endeavor to communicate with you as transparently as possible if there is something that is important to know.
What is most important is that the entire Board and executive team are fully committed as we focus on executing and delivering on our Hardwire strategic ambitions. Together, we all believe that our best days are ahead of us and with dedication guided by our H-D #1 Principles we will come out winning.
Thank you for your continued hard work and dedication to Harley-Davidson, at a time when our industry and Company are facing one of the most challenging times in the long history of motorcycling, including due to many external factors and headwinds. As a team our commitment must remain to keep our focus on delivering for our customers.
Thank you – United We Ride.
Jochen

Cautionary Note Regarding Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this communication that do not relate to matters of historical or current fact should be considered forward-looking statements, including without limitation statements regarding: the outlook for the future of the business and financial performance of Harley-Davidson, Inc. (“Harley-Davidson” or the “Company”) and the Company’s business strategy and initiatives, including execution of the Hardwire strategic plan. These forward-looking statements are based on information available to the Company as of the date hereof as well as the Company’s current expectations, assumptions, estimates and projections and are subject to certain risks and uncertainties that are likely to cause actual results to differ materially, unfavorably or favorably, from those anticipated. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “anticipates,” “expects,” “plans,” “projects,” “may,” “will,” “estimates,” “targets,” “intends,” “forecasts,” “seeks,” “sees,” “should,” “feels,” “commits,” “assumes,” “envisions,” or, in each case, their negative or other variations or comparable terminology, or words of similar meaning. Certain of such risks and uncertainties are described below, and others are listed in Part I, Item 1A. Risk Factors and in Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2025, and in the Company’s other reports filed with the SEC. Shareholders, potential investors, and other readers should consider these factors in evaluating, and should not place undue reliance on, the forward-looking statements. The forward-looking statements in this communication are made as of the date of this communication, and the Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Factors that may impact such forward-looking statements include, but are not limited to, the Company’s ability to: execute its business plans and strategies, including without limitation the Hardwire strategic plan, each of the pillars, and the evolution of LiveWire as a standalone brand; manage supply chain and logistics issues, including without limitation quality issues, unexpected interruptions or price increases caused by supplier volatility, raw material shortages, inflation, war or other hostilities, or natural disasters and longer shipping times and increased logistics costs; manage and predict the impact that new, reinstated or adjusted tariffs may have on the Company; accurately analyze, predict and react to changing market conditions, interest rates, and geopolitical environments, and successfully adjust to shifting global consumer needs and interests; maintain and enhance the value of the Harley-Davidson brand; manage through changes in general economic and business conditions; and manage impacts of activist shareholders or activist campaigns.
Additional Information Regarding the 2025 Annual Meeting of Shareholder and Where to Find It
On April 3, 2025, the Company filed its proxy statement for the 2025 Annual Meeting of Shareholders (the “Proxy Statement”), and it has mailed the Proxy Statement to its shareholders of record as of the March 6, 2025 record date for the 2025 Annual Meeting. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the Proxy Statement and any amendments or supplements thereto and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.